Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-131455) and Form S-8 (Nos. 333-160867 and 333-118771) of Access National Corporation of our reports dated March 15, 2016, relating to the consolidated financial statements and the effectiveness of Access National Corporation’s internal control over financial reporting, which appear in this Annual Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

BDO USA, LLP

Richmond, Virginia

March 15, 2016